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Exhibit 99.1                                                [AMERUS GROUP LOGO]


FOR IMMEDIATE RELEASE                            For more information, contact:
                                                 Marty Ketelaar, Director,
                                                 Investor Relations
                                                 (515) 362-3693


             AMERUS GROUP COMPLETES ACQUISITION OF INDIANAPOLIS LIFE
             -------------------------------------------------------

     DES MOINES, Iowa (May 21, 2001)--AmerUs Group (NYSE:AMH) today announced that it has completed its acquisition of Indianapolis Life Insurance Co. The acquisition followed the demutualization of Indianapolis Life, which converted from a mutual life insurance company to a stock life insurance company. Indianapolis Life's eligible members will receive shares of AmerUs Group common stock, cash and policy credits with an aggregate value equal to the value of 9.3 million shares of AmerUs Group common stock.

     The acquisition of Indianapolis Life, which has $5.8 billion in consolidated assets as of March 31, 2001, increases the total consolidated assets of AmerUs Group to more than $17 billion. AmerUs Group now has over $69 billion of life insurance in force, and approximately $1 billion in shareholder equity. The transaction is expected to be accretive to AmerUs Group's 2001 earnings.

     "The combining of Indianapolis Life with the AmerUs Group family of companies provides a number of benefits," said Roger K. Brooks, AmerUs Group's chairman, president and CEO. "Indianapolis Life is an excellent strategic fit with our existing companies, our scale in life insurance and annuities is significantly increased, and our distribution systems are expanded and diversified. In addition, we expect to substantially reduce our combined annual operating expenses over time through the strategic consolidation of our operations."

     Indianapolis Life will retain its name, and will continue to be based in Indianapolis. Brooks will also become chairman of the board of directors of Indianapolis Life. Larry R. Prible, president and CEO of Indianapolis Life, will join AmerUs Group's board of directors


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as vice chairman and will become a member of AmerUs Group's senior operating team. In addition to Prible, two directors from Indianapolis Life's board, Alecia A. DeCoudreaux, and Andrew J. Paine, Jr. will be added to AmerUs Group's board of directors.

     "In selecting a partner to combine with, one of our key considerations was the value we could deliver to our members," said Prible. "We are very pleased to be delivering approximately $325 million in value to our eligible members based on the current stock price, and this could not have occurred if we had not demutualized the company. Additionally, as part of a larger organization we'll be able to deliver even more competitive products and enhanced customer service to our customers."

     AmerUs Group Co. is an Iowa corporation located in Des Moines, Iowa, engaged through its subsidiaries in the business of marketing, underwriting and distributing individual life insurance and annuity products in 50 states, the District of Columbia and the U.S. Virgin Islands. Its wholly-owned subsidiaries include AmerUs Life Insurance Company, AmVestors Financial Corporation, with three wholly-owned operating subsidiaries -- American Investors Life Insurance Company, Inc., Delta Life and Annuity Company and Financial Benefit Life Insurance Company, and Indianapolis Life Insurance Company, with four wholly-owned operating subsidiaries -- Bankers Life Insurance Company of New York, IL Annuity and Insurance Company, IL Securities Incorporated, and Western Security Life Insurance Company.




CERTAIN STATEMENTS MADE BY THE COMPANY WHICH ARE NOT HISTORICAL FACTS MAY BE CONSIDERED FORWARD-LOOKING STATEMENTS, INCLUDING, WITHOUT LIMITATION, STATEMENTS AS TO SALES TARGETS, SALES AND EARNINGS TRENDS, MANAGEMENT'S BELIEFS, EXPECTATIONS, GOALS AND OPINIONS, WHICH ARE BASED UPON A NUMBER OF ASSUMPTIONS CONCERNING FUTURE CONDITIONS THAT ULTIMATELY MAY PROVE TO BE INACCURATE. SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO RISKS AND UNCERTAINTIES AND MAY BE AFFECTED BY VARIOUS FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS. FOR FURTHER INFORMATION WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THE COMPANY'S EXPECTATIONS AS WELL AS OTHER FACTORS WHICH COULD AFFECT THE COMPANY'S FINANCIAL STATEMENTS, PLEASE REFER TO THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.